Exhibit 32.1

                          CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Quarterly Report of American HealthChoice, Inc. (the "Company") on Form 10-QSB/A for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the
 "Report"), I, Dr. J. W. Stucki, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. S 1350, as adopted pursuant to S 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

           (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



 /s/ Dr. J. W. Stucki


 Dr. J. W. Stucki

 Chief Executive Officer

 July 14, 2006